Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-152212, 333-167323, and 333-182412 and Form S-3 No. 333-152211) of ENB Financial Corp of our report dated March 27, 2015, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of ENB Financial Corp for the year ended December 31, 2014.

Wexford, Pennsylvania
March 27, 2015

S.R. Snodgrass, P.C. *2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345

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